Exhibit 99.1
For Immediate Release
SPANISH BROADCASTING SYSTEM, INC. REPORTS
RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR 2006
COCONUT GROVE, FLORIDA, March 13, 2007 — Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the quarter- and fiscal year ended December 31, 2006.
Results and Discussions
For the quarter ended December 31, 2006, Consolidated Net Revenue totaled $44.4 million compared to $46.9 million for the same prior year period, resulting in a decrease of 5%. Radio net revenue was $42.7 million compared to $46.9 million for the same prior year period, resulting in a decrease of 9%, primarily from promotional events, and, to a lesser extent, local and national revenues, and other revenues related to the Local Marketing Agreement (LMA) fees received for the previously sold Los Angeles stations (KZAB-FM and KZBA-FM). This radio net revenue decrease was primarily in our Los Angeles, New York, and Miami markets. In addition, our new television segment, “MEGA TV”, which debuted on March 1, 2006, generated net revenue of $1.7 million, primarily from local revenues.
For the quarter ended December 31, 2006, Operating Income totaled $5.9 million compared to $10.8 million for the same prior year period, resulting in a decrease of 46%. Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, a non-GAAP measure, totaled $7.0 million compared to $12.4 million for the same prior year period, resulting in a decrease of 43%. Excluding our television segment’s operating losses of $5.2 million and $2.3 million for the current and prior period, respectively, and SFAS No. 123(R) non-cash stock-based compensation expense of $0.4 million, Adjusted Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, a non-GAAP measure, totaled $12.7 million compared to $14.7 million for the same prior year period, resulting in a decrease of 14%. The decrease was primarily attributed to the decrease in our radio net revenue. Same Station Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, a non-GAAP measure, totaled $7.6 million compared to $12.1 million for the same prior year period, resulting in a decrease of 37%. Please refer to the Non-GAAP Financial Measures section for a reconciliation of GAAP to non-GAAP financial measures.
For the quarter ended December 31, 2006, Income before Income Taxes and Discontinued Operations totaled $0.9 million compared to $4.0 million for the same prior year period. The decrease resulted mainly from the decrease in Operating Income, offset by a decrease in Interest Expense, net.
For the fiscal year ended December 31, 2006, Net Revenue totaled $176.9 million compared to $169.8 million for the same prior year period, resulting in growth of 4%. Radio net revenue totaled $172.1 million compared to $169.8 million for the same prior year period, resulting in growth of 1%, primarily from local revenue. This radio net revenue growth was offset by decreases in promotional events revenue, national revenues and other revenues mainly related to LMA fees received for the previously sold Los Angeles stations (KZAB-FM and KZBA-FM). The radio net revenue growth of 1% was primarily in our San Francisco and Puerto Rico markets, offset by decreases in our New York, Los Angeles, Chicago and Miami markets. Our new television segment, “MEGA TV”, which debuted on March 1, 2006, generated start-up net revenue of $4.8 million, primarily from local revenues.
For the fiscal year ended December 31, 2006, Operating Income totaled $84.2 million compared to $48.2 million for the same prior year period, resulting in an increase of 75%. Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, a non-GAAP measure, totaled $37.4 million compared to $52.3 million for the same prior year period, resulting in a decrease of 29%. Excluding our television segment’s operating losses of $20.0

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million and $3.2 million for the current and prior period, respectively, and SFAS No. 123(R) non-cash stock-based compensation expense of $2.0 million, Adjusted Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, a non-GAAP measure, totaled $59.4 million compared to $55.5 million for the same prior year period, resulting in an increase of 7%. This increase was primarily attributed to the increase in radio’s operating income. Same Station Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, a non-GAAP measure, totaled $50.0 million compared to $51.0 million for the same prior year period, resulting in a decrease of 2%. Please refer to the Non-GAAP Financial Measures section for a reconciliation of GAAP to non-GAAP financial measures.
For the fiscal year ended December 31, 2006, Income before Income Taxes and Discontinued Operations totaled $61.0 million compared to a loss of $(18.2) million for the same prior year period. The increase resulted mainly from the Gain on the Sale of Assets, net, of $50.8 million related to the sale of our radio stations KZAB-FM and KZBA-FM and a decrease in Interest Expense, net, of $15.4 million due to our 2005 long-term debt refinancing and the repayment of our $100.0 million second lien credit facility in 2006, as well as the decrease in the Loss on Early Extinguishment of Debt that occurred in 2005.
“During 2006, we continued to build our brands and strengthen our Hispanic multi-media platform,” commented Raúl Alarcón, Jr., Chairman and CEO. “Despite solid audience shares, our fourth quarter radio revenues were below our expectations due to a soft advertising environment in some of our larger markets, primarily New York and Los Angeles. As in prior periods of market volatility, we are confronting short-term market challenges with a long-term emphasis on consistently delivering Hispanic listeners to our advertisers. We are encouraged with Arbitron’s Fall ratings book, which showed solid audience share gains in our key markets. Furthermore, Mega TV in Miami, while still in an early stage of development, continues to build a dynamic audience base in South Florida. Our Internet properties have also garnered an impressive user base, and we remain focused on monetizing our attractive user demographics. Overall, we are pleased with the progress we are making in positioning our assets to excel in a dynamic media marketplace. We believe the investments we are making in our business today will lead to enhanced value for our shareholders.”
Non-GAAP Financial Measures
Included below are tables that reconcile the quarter- and year-ended reported results in accordance with Generally Accepted Accounting Principles (GAAP) to Non-GAAP results. The tables reconcile Net Revenue to Same Station Net Revenue and also reconciles Operating Income to Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, Adjusted Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, and Same Station Operating Income before Deprecation and Amortization and Gain on the Sale of Assets, net.

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UNAUDITED GAAP REPORTED RESULTS RECONCILED TO NON- GAAP RESULTS

	Quarter Ended December 31,
			%
	2006	2005	Change
(Amounts in thousands)

Radio Net Revenue	$42,742	46,871	-9%
TV Net Revenue	1,682	—

Consolidated Net Revenue	$44,424	46,871	-5%
less: Non Same Station Net Revenue (1)	(55)	(610)

Same Station Net Revenue (1)	$44,369	46,261	-4%

Operating Income	$5,860	10,835	-46%
add back: Depreciation & Amortization	1,191	926
add back: (Gain) Loss on the Sale of Assets, net	(8)	645

Operating Income before Depreciation & Amortization and Gain on the Sale of Assets, net	$7,043	12,406	-43%
add back: Non-cash stock-based compensation expense (2)	437	—
add back: New TV Segment Loss (2)	5,222	2,285

Adjusted Operating Income before Depreciation & Amortization and Gain on the Sale of Assets, net, (2)	$12,702	14,691	-14%

Operating Income	$5,860	10,835	-46%
add back: Depreciation & Amortization	1,191	926
add back: (Gain) Loss on the Sale of Assets, net	(8)	645
add back: Non-cash stock-based compensation expense	437	—
add back: Non Same Station Operating Results (1)	161	(341)
Same Station Operating Income before Depreciation & Amortization and Gain on the Sale of Assets, net (1)	$7,641	12,065	-37%

UNAUDITED GAAP REPORTED RESULTS RECONCILED TO NON-GAAP RESULTS

	Fiscal Year Ended December 31,
			%
	2006	2005	Change
(Amounts in thousands)

Radio Net Revenue	$172,081	169,832	1%
TV Net Revenue	4,850	—

Consolidated Net Revenue	$176,931	169,832	4%
less: Non Same Station Net Revenue (1)	(2,214)	(2,417)

Same Station Net Revenue (1)	$174,717	167,415	4%

Operating Income	$84,191	48,219	75%
add back: Depreciation & Amortization	3,991	3,447
add back: (Gain) Loss on the Sale of Assets, net	(50,795)	645

Operating Income before Depreciation & Amortization and Gain on the Sale of Assets, net	$37,387	52,311	-29%
add back: Non-cash stock-based compensation expense (2)	1,979	—
add back: New TV Segment Loss (2)	20,004	3,189

Adjusted Operating Income before Depreciation & Amortization and Gain on the Sale of Assets, net, (2)	$59,370	55,500	7%

Operating Income	$84,191	48,219	75%
add back: Depreciation & Amortization	3,991	3,447
add back: (Gain) Loss on the Sale of Assets, net	(50,795)	645
add back: Non-cash stock-based compensation expense	1,979	—
add back: Non Same Station Operating Results (1)	10,585	(1,306)

Same Station Operating Income before Depreciation & Amortization and Gain on the Sale of Assets, net (1)	$49,951	51,005	-2%

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(1)	Same Station Results reflect stations operated during the same periods on a comparable monthly basis. The following stations were excluded fully or partially from the results for the quarters and fiscal years ended December 31, 2006 and 2005: Los Angeles- KZAB-FM and KZBA-FM (Disposed), Chicago- WDEK-FM, WKIE-FM and WKIF-FM (Disposed) and Miami TV station- WSBS-TV (Acquired). In addition, same station results exclude LaMusica.com Internet results, depreciation and amortization, gain on the sale of assets, net, and non-cash stock-based compensation expense related to SFAS No. 123(R).

(2)	Adjusted Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, excludes the new television segment and non-cash stock-based compensation expense related to SFAS No. 123(R), which provides a basis for comparability of our operating performance for the quarter and fiscal year ended December 31, 2006 compared to prior periods.
Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, Adjusted Operating Income before Depreciation and Amortization and Gain on the Sale of Assets, net, and Same Station Results are not measures of performance or liquidity determined in accordance with GAAP in the United States. However, we believe that these measures are useful in evaluating our performance because they reflect a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions. In addition, we believe Same Station Results provide a useful measure of performance because they present Operating Income, excluding the impact of any acquisitions or dispositions completed during the relevant periods, allowing us to measure only the performance of stations we owned and operated during the entire relevant periods. These measures are widely used in the broadcast industry to evaluate a company’s operating performance and are used by us for internal budgeting purposes and to evaluate the performance of our stations and our consolidated operations. However, these measures should not be considered in isolation or as substitutes for Operating Income, Net Income (Loss), Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, since these measures of performance are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures used by other companies.
Impact of the Adoption of SFAS No. 123(R) “Share-Based Compensation”
We adopted SFAS No. 123(R) using the modified prospective transition method beginning January 1, 2006. SFAS No. 123(R) requires that stock-based compensation expense be recognized on awards that are ultimately expected to vest, as such, stock-based compensation for the quarter- and fiscal year ended December 31, 2006 has been reduced for estimated forfeitures. When estimating forfeitures, we consider voluntary termination behaviors as well as trends of actual option forfeitures. The impact on our results of operations of recording stock-based compensation for the quarter- and fiscal year ended December 31, 2006 was as follows (in thousands):

	Quarter Ended	Fiscal Year Ended
	December 31, 2006	December 31, 2006
(in thousands)
Engineering and programming expenses	$229	762
Selling, general and administrative expenses	9	275
Corporate expenses	199	942

Total	$437	1,979

First Quarter 2007 Outlook
Our quarterly guidance will include an estimated range of the following: radio net revenue growth, television operating results before depreciation and amortization, and capital expenditures.
For the first quarter ending March 31, 2007, we expect our radio net revenue to decrease in the mid single digit range over the comparable prior year period. Also, we expect our television segment in the first quarter to generate operating losses before depreciation and amortization of approximately $4.0 million. Our total first quarter capital expenditures are projected to be in the range of $1.5 to $2.5 million.

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Fourth Quarter 2006 Conference Call
We will host a conference call to discuss our fourth quarter and fiscal-year 2006 financial results on Tuesday, March 13th at 2:00 p.m. Eastern Standard Time. To access the teleconference, please dial 973-935-8754 ten minutes prior to the start time. There will also be a live webcast of the teleconference, located on the investor portion of our corporate website, at www.spanishbroadcasting.com/webcasts.shtml.
If you cannot listen to the teleconference at its scheduled time, there will be a replay available through March 20, 2007, which can be accessed by dialing 877-519-4471 (U.S) or 973-341-3080 (Int’l), passcode: 8357429. A seven day archived replay of the webcast will also be available at that link.
About Spanish Broadcasting System, Inc.
Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and operates 20 radio stations located in the top Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico. The Company also owns and operates Mega TV, a television operation serving the South Florida market, and occasionally produces live concerts and events throughout the U.S. and Puerto Rico. In addition, the Company operates LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.
(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. García	Chris Plunkett
Executive Vice President, Chief Financial Officer	Brainerd Communicators, Inc.
and Secretary	(212) 986-6667
(305) 441-6901

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Below are the Unaudited Condensed Consolidated Statements of Operations and other information as of and for the quarter- and fiscal year ended December 31, 2006 and 2005.

	Quarter Ended		Fiscal Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Amounts in thousands (except per share data)	(Unaudited)		(Unaudited)

Net revenue	$44,424	46,871	$176,931	169,832
Station operating expenses (1)	33,255	30,694	125,104	103,162
Corporate expenses (1)	4,126	3,771	14,440	14,359
Depreciation and amortization	1,191	926	3,991	3,447
(Gain) loss on the sale of assets, net of disposal costs	(8)	645	(50,795)	645

Operating income	5,860	10,835	84,191	48,219
Interest expense, net	(4,981)	(6,782)	(20,176)	(35,619)
Loss on early extinguishment of debt	—	—	(2,997)	(32,597)
Other income (expense), net	4	(23)	(3)	1,769

Income (loss) before income taxes and discontinued operations	$883	4,030	$61,015	(18,228)

Supplemental information:
(1) Stock-based compensation expenses:
Station operating expenses	$238	—	$1,037	—
Corporate expenses	199	—	942	—

Total stock-based compensation expenses	$437	—	$1,979	—

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Segment Data
Due to the commencement of our television operation, we began reporting two operating segments (radio and television). The following summary table presents separate financial data for each of our operating segments. We began evaluating the performance of our operating segments based on separate financial data for each operating segment as provided below (in thousands):

	Quarter Ended				Fiscal Year Ended
	December 31,		Change		December 31,		Change
	2006	2005	$	%	2006	2005	$	%
	(In thousands)				(In thousands)
Net revenue:
Radio	$42,742	46,871	(4,129)	-9%	$172,081	169,832	2,249	1%
Television	1,682	—	1,682	100%	4,850	—	4,850	100%

Consolidated	$44,424	46,871	(2,447)	-5%	$176,931	169,832	7,099	4%

Operating income (loss) before depreciation and amortization and gain on sales of assets, net:
Radio	$16,410	18,462	(2,052)	-11%	$71,900	69,859	2,041	3%
Television	(5,241)	(2,285)	(2,956)	129%	(20,073)	(3,189)	(16,884)	529%
Corporate	(4,126)	(3,771)	(355)	9%	(14,440)	(14,359)	(81)	1%

Consolidated	$7,043	$12,406	(5,363)	-43%	$37,387	$52,311	(14,924)	-29%

Depreciation and amortization:
Radio	$771	585	186	32%	$2,637	2,343	294	13%
Television	149	80	69	86%	355	81	274	338%
Corporate	271	261	10	4%	999	1,023	(24)	-2%

Consolidated	$1,191	926	265	29%	$3,991	3,447	544	16%

Operating income (loss):
Radio	$15,647	17,232	(1,585)	-9%	$120,058	66,871	53,187	80%
Television	(5,390)	(2,365)	(3,025)	128%	(20,428)	(3,270)	(17,158)	525%
Corporate	(4,397)	(4,032)	(365)	9%	(15,439)	(15,382)	(57)	0%

Consolidated	$5,860	$10,835	(4,975)	-46%	$84,191	$48,219	35,972	75%

Capital expenditures:
Radio	$748	547	201	37%	$4,387	2,562	1,825	71%
Television	406	1,277	(871)	-68%	2,948	1,326	1,622	122%
Corporate	757	70	687	981%	1,246	596	650	109%

Consolidated	$1,911	1,894	17	1%	$8,581	4,484	4,097	91%

	As of December 31,
	2006	2005
Total Assets:
Radio	$880,364	1,010,020
Television	49,376	3,197

Consolidated	$929,740	1,013,217

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Selected Unaudited Balance Sheet Information and Other Data:

As of December 31,
2006
Amounts in thousands

Cash and cash equivalents	$66,815

Total assets	$929,740

Senior credit facilities term loan due 2012	$319,313
Non-interest bearing note due 2009, net	15,787
Other debt	492

Total debt	$335,592

Series B preferred stock	$89,932

	Fiscal Year Ended December 31,
	2006	2005
Amounts in thousands

Capital expenditures	$8,581	4,484

Cash paid for income taxes, net	$15	1,189